Exhibit 24

POWER OF ATTORNEY
The undersigned person hereby
constitutes and appoints DEDE
BARSOTTI, the true and lawful
attorney-in-fact of the
undersigned (the "Attorney-in-
 Fact") for the undersigned in
any and all capacities, to: (i)
sign and file Form ID'S and any
and all other forms, schedules,
statements and other documents
required to be filed by the
undersigned or any Crosspoint
Entity (as defined below) with
the Securities and Exchange
Commission with respect to any
shares of stock or other securities
held by Crosspoint Venture Partners
1993; Crosspoint Associates (1996)
L.L.C.; Crosspoint Venture Partners
1996 L.P.; Crosspoint Associates 1997
L.L.C.; Crosspoint Venture Partners
1997 L.P.; Crosspoint Venture Partners
LS 1997 L.P.; Crosspoint Associates
1999 L.L.C.; Crosspoint Venture
Partners 1999, L.P.; Crosspoint
Venture Partners LS 1999 L.P.;
Crosspoint Associates 2000 L.L.C.;
Crosspoint Venture Partners 2000
L.P.; Crosspoint Venture Partners
2000 Q L.P.; and Crosspoint Venture
Partners LS 2000 L.P., (the foregoing
entities collectively referred to herein as the "Crosspoint Entities," and each a "Crosspoint Entity"), or shares otherwise beneficially owned by me, (ii) sign and file any and all forms, schedules, statements and other documents required to be filed by the undersigned or by any Crosspoint Entity with the Internal
Revenue Service or any state or local
taxing agency, and (iii) take any and
all action and sign, on behalf of the
undersigned, any and all documents,
statements and other papers which
Attorney-in-Fact deems necessary to
carry out the affairs of any Crosspoint
Entity, in accordance with the instructions of the general partners, or the general partners of the general partner, as applicable, of any Crosspoint Entity.
The undersigned hereby grants to such
Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present hereby ratifying and confirming all that such Attorney-in-Fact shall lawfully do or cause to be done by rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has
duly executed and delivered this
Power-of-Attorney on this day 2 of July, 2007.

/s/ John B. Mumford
/s/ John B. Mumford, on behalf of each Crosspoint
Entity, in his capacity, as a managing member
of, or managing member of the general
partner of, a Crosspoint Entity